   As filed with the Securities and Exchange Commission on January 31, 2000

                                                  Registration No._________

   ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                        BALDWIN TECHNOLOGY COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

   DELAWARE                                                13-3258160
   (State or other jurisdiction of                        (IRS Employer
   incorporation or organization)                          Identification No.)

                                 --------------

                                 GERALD A. NATHE
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        BALDWIN TECHNOLOGY COMPANY, INC.
                                ONE NORWALK WEST
                               40 RICHARDS AVENUE
                                NORWALK, CT 06854
                                 (203) 838-7470
          (Address, including zip code, of Principal Executive Officer)

                                 --------------

                  1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the Plan)

                                 --------------

                            C/O HELEN P. OSTER, ESQ.
                               CORPORATE SECRETARY
                        BALDWIN TECHNOLOGY COMPANY, INC.
                                ONE NORWALK WEST
                               40 RICHARDS AVENUE
                                NORWALK, CT 06854
                                 (203) 855-5009
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  -------------


                                    COPY TO:
                              DAVID W. POLLAK, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000
                                  -------------

                         CALCULATION OF REGISTRATION FEE


=====================================================================================================================

                                                                 PROPOSED           Proposed
                                                                 MAXIMUM           maximum
              TITLE OF SECURITIES TO        AMOUNT TO BE         OFFERING       aggregate offering       AMOUNT OF
                 BE REGISTERED (1)          REGISTERED (1)    PRICE PER SHARE        price          REGISTRATION FEE(4)
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value       15,000 shares        $  5.50  (2)        $ 82,500         $  21.78
                                           15,000 shares        $  2.25  (2)        $ 33,750         $   8.91
                                          220,000 shares        $  2.21  (3)        $488,400         $ 128.94
                                          ---------------                                             -------

       Total                              250,000 shares                                             $ 159.63
============================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933 (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the provisions of the 1998 Non-Employee Directors Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for Class A Common Stock of Baldwin Technology Company, Inc. as reported in the consolidated reporting system on January 28, 2000.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed Maximum aggregate offering price per share multiplied by .000264.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        Omitted as permitted.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Omitted as permitted.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed with the Commission on September 29, 1999.

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed with the Commission on November 8, 1999.

         (c) The Company's Definitive Proxy Statement as filed with the Commission on November 16, 1999.

         (d) The description of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), contained in its Registration Statement on Form 8-A (Reg. No. 0-20382) filed with the Commission on November 20, 1986, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts

         The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended June 30, 1999, incorporated by reference in this Registration Statement have been audited by PricewaterhouseCoopers, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock registered by this registration statement has been passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York. Samuel Fortenbaugh III is a member of Morgan, Lewis & Bockius LLP, and also serves as a director of the Company. Mr. Fortenbaugh owns 2,000 shares of the Company's Class A Common Stock and holds options to acquire 10,115 shares of the Company's Class A Common Stock and options to acquire 885 shares of the Company's Class B Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-Laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the Company, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Seven of the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

         The Registrant has procured Directors and Officers liability insurance for wrongful acts. This is an indemnity policy for the Registrant to protect it against liability assumed or incurred under the above indemnification provisions, including defense provisions, on behalf of the directors and officers. The directors and officers are thus indemnified against loss arising from any civil claims or claims by reason of any wrongful act done or alleged to have been done while acting in their respective capacities as directors or officers. The policy excludes claims brought about or contributed to by dishonest, fraudulent, criminal or malicious acts or omissions by directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 4, 1986. Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-10028) and incorporated herein by reference.

         4.2 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 21, 1988. Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-26121) and incorporated by reference herein.

         4.3 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 20, 1990. Filed as Exhibit 3.3 to the Company's Report on Form 10-K for the fiscal year ended June 30, 1991 and incorporated by reference herein.

         4.4 By-Laws of the Company. Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-10028) and incorporated herein by reference.

         5        Opinion of Morgan, Lewis & Bockius LLP.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5).

         24 Power of Attorney (included on page II-5 of this Registration Statement).

ITEM 9.  UNDERTAKINGS

      (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any Prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the Prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 31, 2000.

                                       BALDWIN TECHNOLOGY COMPANY, INC.

                                       By /s/Gerald A. Nathe
                                          ------------------
                                            Gerald A. Nathe
                                            Chairman of the Board, President and
                                            Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints each of Gerald A. Nathe and Helen P. Oster as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                         Date
---------                                   -----                         ----
/s/Gerald A. Nathe            Chairman of the Board, President        January 31, 2000
------------------------      and Chief Executive Officer
Gerald A. Nathe               (Principal Executive Officer)


/s/James M. Rutledge          Chief Financial Officer,                January 31, 2000
------------------------      Vice President and Treasurer
James M. Rutledge             (Principal Financial Officer)


/s/ Ronald F. Rahe            Controller                              January 31, 2000
--------------------
Ronald F. Rahe

Signature                           Title                                         Date
---------                           -----                                         ----
/s/Akira Hara                       Director                                    January 31, 2000
-------------
Akira Hara

/s/Judith A. Booth                  Director                                    January 31, 2000
------------------
Judith A. Booth

/s/Samuel B. Fortenbaugh, III       Director                                    January 31, 2000
-----------------------------
Samuel B. Fortenbaugh, III

/s/John T. Heald, Jr.               Director                                    January 31, 2000
---------------------
John T. Heald, Jr.


/s/M. Richard Rose                  Director                                    January 31, 2000
------------------
M. Richard Rose

/s/Wendell M. Smith                 Director                                    January 31, 2000
-------------------
Wendell M. Smith

/s/Ralph R. Whitney, Jr.            Director                                    January 31, 2000
------------------------
Ralph R. Whitney, Jr.

                                  EXHIBIT INDEX

       Exhibit    Description
       -------    -----------

         4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 4, 1986. Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-10028) and incorporated herein by reference.

         4.2 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 21, 1988. Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-26121) and incorporated by reference herein.

         4.3 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 20, 1990. Filed as Exhibit 3.3 to the Company's Report on Form 10-k for the fiscal year ended June 30, 1991 and incorporated by reference herein.

         4.4 By-Laws of the Company. Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-10028) and incorporated herein by reference.

         5        Opinion of Morgan, Lewis & Bockius LLP.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5).

         24 Power of Attorney (included on page II-5 of this Registration Statement).